EXHIBIT 21.1

Subsidiaries of the Registrant:

1.	Universal Energy and Services Group, Inc.
Nevada Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

2.	NetThruster, Inc.
Nevada Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

3.	Gohealth.MD, Inc.
Delaware Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

4.	BioEnergy Applied Technologies, Inc.
Nevada Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

5.	Eye Care Centers International, Inc. Delaware Corporation 511 Sixth Avenue, Suite 800 New York, NY 10011